I.D. Systems Reports Second Quarter 2019 Financial Results

Quarterly Revenue up 20% Sequentially to Record $16.3 Million; Pending Acquisition of Pointer Telocation Remains on Track

Woodcliff Lake, NJ — August 1, 2019 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management and Industrial Internet of Things (IoT) technology, reported results for the second quarter ended June 30, 2019.

Management Commentary

“The second quarter of 2019 continued the acceleration of our growth strategy, as we delivered another quarter of solid results, highlighted by record revenue, which was up 20% sequentially,” said I.D. Systems’ CEO Chris Wolfe. “Our financial success was driven by consistent sales execution across our business, building on the operational momentum we’ve experienced over the last several quarters.

“The second quarter also marked another milestone period in our Logistics Visibility Solutions business, where we successfully integrated the CarrierWeb U.S. assets. With the addition of a comprehensive refrigerated telemetry product to our suite, we have substantially bolstered our ability to more effectively sell into mixed dry van and reefer fleets. In fact, we have several refrigerated pilots underway, representing a multi-million-dollar-unit opportunity in total. Additionally, we secured multiple LVS wins during the period, including deals with SNL Transportation for in-cab and AIM for chassis tracking, the latter of which is a 2,700-unit order scheduled to roll out in Q3 2019. We also commercially released our award-winning LV Series Platform and are actively taking initial orders from several large enterprise customers. Pilots and field trials of our LV-series platforms represent significant sales opportunities for our company.

“It was another productive period in our Industrial Truck Management business as well. We are off to an encouraging start with our new partner Jungheinrich, having successfully white labeled our SaaS solution for them, developed Jungheinrich specific hardware and began shipping initial units to customers. Beyond this partnership, we also secured multiple new wins and follow-on orders across all our geographies. We believe our success demonstrates the growing demand for I.D. Systems’ solutions and how our technology empowers our customers to effectively manage their assets, keep their people safe, and optimize productivity.

“In our rental fleet business, we delivered 18,000 telemetry units to Avis Budget Group during the second quarter, which was ahead of schedule. We also made significant progress on the remaining development programs and began planning for the certification of Avis-vehicles in Europe, which we expect to commence in the third quarter. We are encouraged by our initial success and the positive feedback we’ve received from Avis, giving us confidence in the near- and long-term prospects for the relationship as well as the overall opportunity for our connected car business.

“An integral part of our success with Avis is our collaboration with Pointer, who is currently assembling the 75,000+ telemetry units on our behalf. We are also working closely with the Pointer team on integration planning to ensure a seamless transition once the acquisition is closed. The special shareholder meeting is scheduled for August 29 and we expect to close the transaction in October.

“Our vision of creating PowerFleet, a leading global IoT telematics software and solutions provider is materializing. We believe our ability to achieve this vision will translate to significant shareholder value through global scale, an elevated market position, sustainable profitability and cash flow generation.”

Second Quarter 2019 Financial Results

Revenue increased 20% to a record $16.3 million from $13.6 million in the prior quarter and increased 10% from $14.8 million in same year-ago period.

Product revenue was $10.6 million compared to $10.8 million in same year-ago period. The decrease in product revenue was due to the timing of unit and program deliveries with Avis, which will vary from year-to-year.

Services revenue was $5.6 million compared to $4.0 million in same year-ago period. The increase in services revenue was due to increased high-margin recurring revenue and additional development services revenue related to the 75,000-unit order from Avis.

Recurring revenue increased 10% to $5.4 million from $5.0 million in the same year-ago period. The company expects growth in recurring revenue to continue as every unit sold comes with a long-term recurring revenue contract.

Gross profit increased 10% to $7.1 million (43.4% of total revenue) from $6.4 million (43.3% of total revenue) in the same year-ago period. The increase in gross profit was primarily due to an increase in high-margin recurring revenue.

Selling, general and administrative expenses were $6.0 million, compared to $5.8 million in the same year-ago period. The increase in selling, general and administrative expenses was primarily due to the inclusion of expenses from CarrierWeb U.S., which were absent in the same period a year ago.

Research and development expenses were $2.0 million, compared to $1.5 million in the same year-ago period. The increase in research and development expenses was due to development work on 2019 Avis approved programs and additional development discovered during LV-series field trials, as well as the inclusion of R&D expenses from CarrierWeb U.S., which were absent in the same period a year ago.

Acquisition-related expenses were $1.6 million, compared to $149,000 in the same year-ago period. The increase was primarily due to the acquisition-related expenses related to the pending acquisition of Pointer Telocation (announced on March 13, 2019).

Net loss totaled $2.6 million or $(0.15) per basic and diluted share (based on 17.7 million weighted average shares outstanding), compared to net loss of $1.1 million or $(0.07) per basic and diluted share in the same year-ago period (based on 17.1 million weighted average shares outstanding).

Adjusted EBITDA, a non-GAAP metric, totaled $129,000 or $0.01 per basic and diluted share (based on 17.7 million weighted average shares outstanding), compared to adjusted EBITDA of $290,000 or $0.02 per basic and diluted share (based on 17.1 million weighted average shares outstanding) in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $8.4 million in cash and cash equivalents.

Investor Conference Call

I.D. Systems management will discuss these results and business outlook on a conference call today (Thursday, August 1, 2019) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

Passcode: 6249189

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at www.id-systems.com.

If you have any difficulty connecting with the conference call, please contact I.D. Systems’ investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted EBITDA and adjusted EBITDA per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019

Net loss attributable to common stockholders	$(1,116,000)	$(2,585,000)	$(2,106,000)	$(4,779,000)
Interest (income) expense, net	(15,000)	18,000	(35,000)	(27,000)
Other (income) expense, net	11,000	8,000	44,000	46,000
Depreciation and amortization	389,000	470,000	782,000	852,000
Stock-based compensation	595,000	601,000	1,089,000	1,184,000
Foreign currency translation	277,000	4,000	96,000	30,000
Acquisition related expenses	149,000	1,613,000	328,000	3,062,000

Adjusted EBITDA	$290,000	$129,000	$198,000	$368,000

Non-GAAP Adjusted EBITDA per share - basic and diluted	$0.02	$0.01	$0.01	$0.02

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Florida, Germany and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, as well as the timing of the completion of the proposed transaction with Pointer, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, risks related to the proposed transactions between I.D. Systems and Pointer, including the inability to complete the proposed transaction with Pointer for any reason, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Company Contact

Ned Mavrommatis, CFO
ned@id-systems.com
(201) 996-9000

I.D. Systems Investor Contact

Matt Glover
Gateway Investor Relations
IDSY@gatewayIR.com
(949) 574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2019	2018	2019
Revenue:
Products	$10,784,000	$10,643,000	$20,682,000	$17,892,000
Services	4,025,000	5,631,000	7,506,000	11,993,000

	14,809,000	16,274,000	28,188,000	29,885,000
Cost of revenue:
Cost of products	7,408,000	7,062,000	13,250,000	11,301,000
Cost of services	986,000	2,141,000	2,061,000	4,495,000

	8,394,000	9,203,000	15,311,000	15,796,000

Gross profit	6,415,000	7,071,000	12,877,000	14,089,000

Operating expenses:
Selling, general and administrative expenses	5,844,000	5,993,000	11,361,000	12,103,000
Research and development expenses	1,542,000	2,024,000	3,285,000	3,684,000
Acquisition-related expenses	149,000	1,613,000	328,000	3,062,000

	7,535,000	9,630,000	14,974,000	18,849,000

Loss from operations	(1,120,000)	(2,559,000)	(2,097,000)	(4,760,000)
Interest income	74,000	8,000	151,000	73,000
Interest expense	(59,000)	(26,000)	(116,000)	(46,000)
Other expense, net	(11,000)	(8,000)	(44,000)	(46,000)

Net loss	$(1,116,000)	$(2,585,000)	$(2,106,000)	$(4,779,000)

Net loss per share - basic and diluted	$(0.07)	$(0.15)	$(0.12)	$(0.27)

Weighted average common shares outstanding - basic and diluted	17,066,000	17,678,000	17,024,000	17,650,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2018	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$10,159,000	$8,098,000
Restricted cash	307,000	307,000
Investments - short term	394,000	-
Accounts receivable, net of allowance for doubtful accounts	9,247,000	11,026,000
Financing receivables - current, net of allowance for doubtful accounts	1,036,000	782,000
Inventory, net	4,649,000	6,986,000
Deferred costs - current	3,660,000	3,800,000
Prepaid expenses and other current assets	3,208,000	2,945,000

Total current assets	32,660,000	33,944,000

Investments - long term	4,131,000	-
Financing receivables - less current portion	1,254,000	1,291,000
Deferred costs - less current portion	5,409,000	5,878,000
Fixed assets, net	2,149,000	2,166,000
Goodwill	7,318,000	8,373,000
Intangible assets, net	4,705,000	6,259,000
Right of use asset	-	2,004,000
Other assets	177,000	497,000
	$57,803,000	$60,412,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$8,027,000	$11,605,000
Deferred revenue - current	7,902,000	8,366,000
Acquisition related contingent consideration payable	946,000	993,000
Lease liability - current	-	831,000

Total current liabilities	16,875,000	21,795,000

Deferred revenue - less current portion	9,186,000	9,416,000
Lease liability - less current portion	-	1,341,000
Deferred rent	208,000	-

	26,269,000	32,552,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	192,000	195,000
Additional paid-in capital	138,693,000	140,051,000
Accumulated deficit	(101,180,000)	(105,959,000)
Accumulated other comprehensive loss	(435,000)	(446,000)
Treasury stock	(5,736,000)	(5,981,000)

Total stockholders’ equity	31,534,000	27,860,000
Total liabilities and stockholders’ equity	$57,803,000	$60,412,000

* Derived from audited balance sheet as of December 31, 2018.

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Six Months Ended June 30,
	2018	2019
Cash flows from operating activities: (net of assets acquired)

Net loss	$(2,106,000)	$(4,779,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	4,000	110,000
Stock-based compensation expense	1,089,000	1,184,000
Depreciation and amortization	782,000	852,000
Inventory reserve	140,000	93,000
Change in contingent consideration	112,000	47,000
Other non-cash items	4,000	(11,000)
Changes in:
Accounts receivable	(3,205,000)	(1,697,000)
Financing receivables	363,000	217,000
Inventory	582,000	(2,231,000)
Prepaid expenses and other assets	(1,156,000)	270,000
Deferred costs	(95,000)	(609,000)
Deferred revenue	(124,000)	694,000
Accounts payable and accrued expenses	299,000	3,578,000
Net cash used in operating activities	(3,311,000)	(2,282,000)
Cash flows from investing activities:
Acquisitions	-	(3,800,000)
Capital expenditures	(150,000)	(396,000)
Purchase of investments	(1,963,000)	(99,000)
Proceeds from the sale and maturities of investments	3,915,000	4,638,000
Net cash provided by investing activities	1,802,000	343,000
Cash flows from financing activities:
Proceeds from exercise of stock options	190,000	177,000
Common stock repurchased - vesting of restricted stock	(456,000)	(245,000)
Net cash used in financing activities	(266,000)	(68,000)
Effect of foreign exchange rate changes on cash and cash equivalents	71,000	(54,000)
Net decrease in cash, cash equivalents and restricted cash	(1,704,000)	(2,061,000)
Cash, cash equivalents and restricted cash - beginning of period	5,403,000	10,466,000
Cash, cash equivalents and restricted cash - end of period	$3,699,000	$8,405,000